Exhibit 99.14

OMNIBUS AMENDMENT

TO

FEE AGREEMENTS

This omnibus amendment (the “Amendment”), dated as of November 5, 2026 (the “Effective Date”), to each Fee Agreement referenced on Schedule B hereto, each dated as of the respective date set forth on Schedule B hereto, by and between, respectively, The Toronto-Dominion Bank, acting through its New York Branch, a Canadian chartered bank and duly licensed to operate its New York branch, including its successors and assigns by operation of law (“TD Bank,” or the “Liquidity Provider”) and the applicable fund listed on Schedule A hereto (each, a “Fund”) (each, an “Agreement”) is entered into between TD Bank and each of the Funds. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the applicable Agreement or in the Statement of Preferences, Articles Supplementary or Certificate of Designation of such Fund, as applicable (as defined in the relevant Agreement and including by incorporation by reference).

WHEREAS, the parties hereto desire to amend the terms of each Agreement as provided for herein.

ACCORDINGLY, each Agreement is hereby amended as follows:

1.    Amendment to each Agreement

(a) The parties agree that solely for the period from and including November 5, 2026 and through and including January 31, 2027, as such period may be extended by the mutual written consent by each Fund and the Liquidity Provider (the “ELR Waiver Effective Period”), Section 6.18 of each Agreement listed on Schedule B hereto, is hereby amended by deleting the paragraph therein and replacing in its stead the following:

“SECTION 6.18. Leverage Ratio.

Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund’s Effective Leverage Ratio shall not exceed 48%; provided, however in the event that the Fund's Effective Leverage Ratio exceeds 48% as of the close of business on any Business Day, the Fund shall cause its Effective Leverage Ratio to be 48% or lower within fifteen (15) Business Days (“Effective Leverage Ratio Cure Period”).”

(b)    The parties agree that solely for the period from and including November 5, 2026 and through and including January 31, 2027, as such period may be extended by the mutual written consent by each Fund and the Liquidity Provider (the “Minimum VRDP Shares Asset Coverage Waiver Effective Period”), Section 6.23 of Agreement number 1 listed on Schedule B hereto, which relates to BlackRock Virginia Municipal Bond Trust (BHV), Section 6.23 of Agreement number 2 listed on Schedule B hereto, which relates to BlackRock MuniYield Michigan Quality Fund, Inc. (MIY), Section 6.23 of Agreement number 3 listed on Schedule B hereto, which relates to BlackRock MuniYield Pennsylvania Quality Fund (MPA), and Section 6.23 of Agreement number 6 listed on Schedule B hereto, which relates to BlackRock MuniYield New York Quality Fund, Inc. (MYN) is hereby amended by deleting the paragraph therein and replacing in its stead the following:

“SECTION 6.23. Maintenance of Minimum VRDP Shares Asset Coverage.

The Fund shall maintain Minimum VRDP Shares Asset Coverage of 208% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Statement, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of shares of stock.”

(c)    The parties agree that during the Minimum VRDP Shares Asset Coverage Waiver Effective Period, Section 6.23 of Agreement number 4 listed on Schedule B hereto, which relates to BlackRock MuniYield Quality Fund, Inc. (MQY) is hereby amended by deleting the paragraph therein and replacing in its stead the following:

“SECTION 6.23. Maintenance of Minimum VRDP Shares Asset Coverage.

The Fund shall maintain Minimum VRDP Shares Asset Coverage of 208% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Articles, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of shares of stock.”

(d)    The parties agree that during the Minimum VRDP Shares Asset Coverage Waiver Effective Period, Section 6.23 of Agreement number 5 listed on Schedule B hereto, which relates to BlackRock MuniYield Quality Fund III, Inc. (MYI) is hereby amended by deleting the paragraph therein and replacing in its stead the following:

“SECTION 6.23. Maintenance of Minimum VRDP Shares Asset Coverage.

The Fund shall maintain Minimum VRDP Shares Asset Coverage of 208% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Articles Supplementary, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of shares of stock.”

(e)    Upon expiration of the ELR Waiver Effective Period with respect to each Agreement, Section 6.18 of such Agreement, as in effect immediately prior to the commencement of such ELR Waiver Effective Period, shall automatically be reinstated in its entirety without further action by the parties.

(f)    Upon expiration of the Minimum VRDP Shares Asset Coverage Waiver Effective Period with respect to each Agreement, Section 6.23 of such Agreement, as in effect immediately prior to the commencement of such Minimum VRDP Shares Asset Coverage Waiver Effective Period, shall automatically be reinstated in its entirety without further action by the parties.

2.    Modification

The parties hereto hereby agree that, except as specifically amended herein, each Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. All references in the applicable Agreement and other documents related thereto shall be references to the Agreement as amended by this Amendment. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the applicable Agreement, or constitute a waiver of any provision of any other agreement or Related Document.

3.    Benefit and Burden

This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, personal and legal representatives, successors and assigns.

4.    Severability

The invalidity of any particular provision of this Amendment shall not affect the validity of the remainder hereof, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.

5.    Headings

The section headings herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.

6.    Applicable Law

This Amendment shall be construed and enforced in accordance with the law of the State of New York.

THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF FEDERAL AND NEW YORK STATE COURTS OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.

7.    Waiver

EACH FUND AND THE LIQUIDITY PROVIDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER(S) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.

8.    Counterparts

This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

9.    Expense Reimbursement

The Funds shall promptly pay the reasonable fees and expenses of the Liquidity Provider’s outside counsel in connection with this Amendment, subject to an aggregate limit of $25,000.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

THE TORONTO-DOMINION BANK, acting through its New York Branch, as Liquidity Provider

By:____/s/ H. Chiun Ng

Name: H. Chiun Ng

Title: Authorized Signatory

BlackRock Virginia Municipal Bond Trust (BHV) /s/ Stephen Minar	BlackRock MuniYield Michigan Quality Fund, Inc. (MIY) /s/ Stephen Minar
By: Stephen Minar	By: Stephen Minar
Title: Vice President	Title: Vice President

BlackRock MuniYield Pennsylvania Quality Fund (MPA) /s/ Stephen Minar	BlackRock MuniYield Quality Fund, Inc. (MQY) /s/ Stephen Minar
By: Stephen Minar	By: Stephen Minar
Title: Vice President	Title: Vice President

BlackRock MuniYield Quality Fund III, Inc. (MYI) /s/ Stephen Minar	BlackRock MuniYield New York Quality Fund, Inc. (MYN) /s/ Stephen Minar
By: Stephen Minar	By: Stephen Minar
Title: Vice President	Title: Vice President

Schedule A

Fund Name (Ticker)

1. BlackRock Virginia Municipal Bond Trust (BHV)
2. BlackRock MuniYield Michigan Quality Fund, Inc. (MIY)
3. BlackRock MuniYield Pennsylvania Quality Fund (MPA)
4. BlackRock MuniYield Quality Fund, Inc. (MQY)
5. BlackRock MuniYield Quality Fund III, Inc. (MYI)
6. BlackRock MuniYield New York Quality Fund, Inc. (MYN)

Schedule B

  The fee agreement, dated as of June 16, 2020, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock Virginia Municipal Bond Trust relating to the variable rate demand preferred shares of BlackRock Virginia Municipal Bond Trust.

  The fee agreement, dated as of June 16, 2020, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock MuniYield Michigan Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield Michigan Quality Fund, Inc.

  The fee agreement, dated as of June 19, 2019, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock MuniYield Pennsylvania Quality Fund relating to the variable rate demand preferred shares of BlackRock MuniYield Pennsylvania Quality Fund.

  The fee agreement, dated as of June 5, 2024, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock MuniYield Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield Quality Fund, Inc.

  The amended and restated fee agreement, dated as of February 23, 2026, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock MuniYield Quality Fund III, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield Quality Fund III, Inc.

  The fee agreement, dated as of June 16, 2020, by and between The Toronto-Dominion Bank, acting through its New York Branch, and BlackRock MuniYield New York Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield New York Quality Fund, Inc.